[FACE OF STOCK CERTIFICATE]

COMMON STOCK                                                        COMMON STOCK
                                 AGRITOPE, INC.

INCORPORATED UNDER THE LAWS                  SEE REVERSE FOR CERTAIN DEFINITIONS
OF THE STATE OF DELAWARE                       AND A STATEMENT AS TO THE RIGHTS,
                                            PREFERENCES, PRIVILEGES AND RESTRIC-
                                                                 TIONS ON SHARES
                                                                 CSIP00855D 10 7

THIS CERTIFIES THAT




IS THE RECORD HOLDER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

                                 AGRITOPE, INC.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         WITNESS that facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

         Dated


/s/ Gilbert N. Miller                           /s/ Adolph J. Ferro

     EXECUTIVE VICE PRESIDENT                   CHAIRMAN OF THE BOARD, PRESIDENT
CHIEF FINANCIAL OFFICER AND SECRETARY              AND CHIEF EXECUTIVE OFFICER

                                [AGRITOPE, INC.
                                 CORPORATE SEAL
                               STATE OF DELAWARE]

                      [REVERSE SIDE OF STOCK CERTIFICATE]


     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Agritope, Inc. (the
"Corporation") and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent"), dated as of November 14, 1997, as amended from time to time (the
"Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or on behalf of such Person or by any subsequent holder, may become null and void.

     The Corporation is authorized to issue common stock and preferred stock. The holder of this certificate may obtain from the Secretary of the Corporation, upon the holder's request and without charge, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock (or series thereof) and the qualifications, limitations or restrictions of such preferences and/or rights as are established from time to time, and the number of shares constituting each class and series.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants        UNIF GIFT MIN ACT - ......... Custodian ............
          in common                              (Cust)              (Minor)
TEN ENT - as tenants by                          under Uniform Gifts to Minors
          the entirelee                          Act............................
JT TEN  - as joint tenants   UNIF TRF MIN ACT - .....Custodian (until age .....)
          with right of                         (Cust)
          survivorship and                      .........under Uniform Transfers
          not as tenants in                      (Minor)
          common                                to Minors Act...................
                                                                (State)

    Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, -------------------- hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------

--------------------------------------------------------------------------------
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

------------------------------------------------------------------------Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated--------------------------------


                                       X----------------------------------------

                                       X----------------------------------------
                               NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER

Signature(s) Guaranteed



By-----------------------------------
THE SIGNATURE(S) MUST BE GUARANTEED BY
AN  ELIGIBLE   GUARANTOR   INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND LOAN
ASSOCIATIONS  AND CREDIT  UNIONS  WITH
MEMBERSHIP  IN AN  APPROVED  SIGNATURE
GUARANTEE MEDALLION PROGRAM,  PURSUANT
TO S.E.C. RULE 17Ad-18


AMERICAN BANK NOTE COMPANY DECEMBER 18 1997 fm
3504 ATLANTIC AVENUE
SUITE 12                   054064bk
LONG BEACH, CA  90807
(582) 988-2333
(FAX) (582) 426-7460